ANNEX B

FORM OF GLB VOTING AGREEMENT

October 26, 2005

Great Lakes Bancorp, Inc.

2421 Main Street

Buffalo, NY 14214

Bay View Capital Corporation

1840 Gateway Drive

San Mateo, CA 94404

Ladies and Gentlemen:

        Bay View Capital Corporation ("Bay View") and Great Lakes Bancorp, Inc. ("Great Lakes") are entering into an Agreement and Plan of Merger dated as of October 26, 2005 (the "Agreement"), being executed contemporaneously with this Letter Agreement, whereby Great Lakes will merge with and into Bay View (the "Merger") and shareholders of Great Lakes will receive 1.0873 shares of Bay View common stock for each share of Great Lakes common stock owned on the closing date of the Merger. All defined terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

        Intending to be legally bound hereby, I irrevocably agree and represent as follows:

        (a)    I agree to vote or cause to be voted (i) for approval and adoption of the Agreement and the transactions contemplated thereby and (ii) against any other Acquisition Proposal (as defined in the Agreement), all shares of Great Lakes common stock over which I have or share voting power, individually or, to the extent of my proportionate interest, jointly with other persons, and will use my reasonable best efforts to cause any shares of Great Lakes common stock over which I share voting power to be voted (i) for approval and adoption of the Agreement and the transactions contemplated thereby and (ii) against any other Acquisition Proposal (as defined in the Agreement). Beneficial ownership shall have the meaning assigned to it under the Securities Exchange Act of 1934.

        (b)    During the term of this Letter Agreement, I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of Great Lakes common stock over which I have sole or shared voting power and beneficial

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Great Lakes Bancorp, Inc.
Bay View Capital Corporation

October 26, 2005

ownership, except to the extent that I may be permitted under law to make charitable gifts or as permitted by paragraph (g) hereof.

        (c)    I have sole or shared beneficial ownership over the number of shares of Great Lakes common stock, and hold stock options for the number of shares of Great Lakes common stock, if any, set forth below opposite my name below.

        (d)    I agree that Great Lakes shall not be bound by any attempted sale of any shares of Great Lakes common stock over which I have sole voting power, and Great Lakes' transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

        (e)    I agree that, if I exercise any options to purchase common stock, I will not sell any of the shares of Great Lakes common stock so acquired except as part of a cashless exercise transaction from the date of such exercise until the Effective Time.

        (f)    I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

        (g)    I may transfer any or all of the shares of Great Lakes common stock over which I have sole or shared beneficial ownership to my spouse, ancestors or descendants; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, each person to which any of such shares or any interest in any of such shares is or may be transferred shall have executed and delivered to Bay View an agreement to be bound by the terms of this Letter Agreement. In addition, I may sell, transfer or assign shares of Great Lakes Common Stock to the extent and on behalf of trusts or estates of which I am not a beneficiary in order to comply with fiduciary obligations or legal requirements.

        I am signing this Letter Agreement solely in my capacity as a shareholder of Great Lakes, and as an optionholder if I am an optionholder, and not in any other capacity, such as a director or officer of Great Lakes or as a fiduciary of any trusts in which I am not a beneficiary. Notwithstanding anything herein to the contrary: (a) I make no agreement or understanding herein in any capacity other than in my capacity as a beneficial owner of Great Lakes common stock and (b) nothing herein shall be construed to limit or affect any action or inaction by me or any of my representatives, as applicable, serving on Great Lakes'

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Great Lakes Bancorp, Inc.
Bay View Capital Corporation

October 26, 2005

Board of Directors or as an officer of Great Lakes, acting in my capacity as a director, officer or fiduciary of Great Lakes or as fiduciary of any trust of which I am not a beneficiary.

        I agree that my obligations under this Letter Agreement shall apply whether or not the Board of Directors of Great Lakes (i) withdraws, modifies or fails to make a recommendation to the stockholders of Great Lakes to vote in favor of the Agreement and the transactions contemplated thereby or (ii) recommends any other Acquisition Proposal.

        This Letter Agreement shall be effective upon acceptance by Bay View.

        This Letter Agreement shall terminate and be of no further force and effect concurrently with, and automatically upon, the earlier to occur of (a) the consummation of the Merger, and (b) the date which is twelve months following any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to Bay View's rights arising out of my willful breach of any covenant or representation contained herein.

Very truly yours, [Name]

Number of Shares, and Shares Subject to Stock Options, Held:

Shares:_____________________ [_______ shares held individually]

Options: ___________________

Acknowledged and Agreed:
GREAT LAKES BANCORP, INC.		BAY VIEW CAPITAL CORPORATION

By:		By:
	Andrew W. Dorn, Jr.,		Charles G. Cooper,
	President and Chief Executive Officer		President and Chief Executive Officer

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